April 29, 2002


To Whom It May Concern:

  The firm of Kurt D. Saliger, C.P.A., Certified Public Accountant consents to the inclusion of their report on the Financial Statements of Music Etc., Inc., as of December 31, 2000 and December 31, 2001 in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.




  Very truly yours,


/S/ Kurt D. Saliger C.P.A.
Kurt D. Saliger C.P.A.




     1601 South Rainbow Blvd., Suite 220B .Las Vegas, Nevada 89146
               Phone: (702) 367-1988 Fax: (702) 948-8674





































                           MUSIC ETC., INC.
                     (A Development Stage Company)


                         FINANCIAL STATEMENTS

                           December 31, 2001
                           December 31, 2000































                           TABLE OF CONTENTS


                                                    PAGE #


     INDEPENDENT AUDITORS REPORT                        1


     FINANCIAL STATEMENTS


          BALANCE SHEET                                  2


          STATEMENT OF OPERATIONS                        3


          STATEMENT OF STOCKHOLDERS' EQUITY              4


          STATEMENT OF CASH FLOWS                        5


          NOTES TO FINANCIAL STATEMENTS                6-9




















         Member Nevada Society of Certified Public Accountants

                        KURT D. SALIGER, C.P.A.
                      Certified Public Accountant

                       Member American Institute
                    of Certified Public Accountants


                     INDEPENDENT AUDITOR'S REPORT

Board Of Directors
Music Etc., Inc.
Las Vegas, Nevada

       I have audited the accompanying balance sheets of Music Etc., Inc., (a development stage company), as of December 31, 2000 and December 31, 2001 and the related statements of stockholders' equity for December 31, 2000 and December 31, 2001 and statements of operations and cash flows for the two years ended December 31, 2001 and December 31, 2000 and the period September 20, 1993(inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.
       I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
       In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Music
Etc., Inc., as of December 31, 2001 and December 31, 2000 and the related statements of stockholders' equity for December 31, 2001 and December 31, 2000 and statements of operations and cash flows for the two years ended December 31, 2001 and December 31, 2000 and the period September 20, 1993 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.
       The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters, are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Kurt D. Saliger C.P.A.
Kurt D. Saliger C.P.A.
February 17, 2002

     1601 South Rainbow Blvd., Suite 220B .Las Vegas, Nevada 89146
               Phone: (702) 367-1988 Fax: (702) 948-8674
                           Music Etc., Inc.
                     (A Development Stage Company)

                             BALANCE SHEET
                           December 31, 2001

                                ASSETS

                                          December        December
                                          31, 2001        31, 2000


CURRENT ASSETS                                  $   0             $   0
                                           ----------         ---------
  Cash
  TOTAL CURRENT ASSETS                          $   0             $   0
                                           ----------         ---------
  TOTAL ASSETS                                  $   0             $   0
                                           ----------         ---------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Officers Advances                          $  4,152          $  3,267
                                           ----------         ---------
  TOTAL CURRENT LIABILITIES                  $  4,152          $  3,267

STOCKHOLDERS EQUITY

Preferred Stock, $0.001 Par Value
Authorized 10,000,000 Shares
Issued and Outstanding
At December 31, 2001 - None                     $   0

Common stock, $.001 par value
authorized 50,000,000 shares
issued and outstanding at
December 31, 2000 - 6,000,000 shares                          $   6,000
December 31, 2001 - 6,000,000 shares        $   6,000

Additional paid in Capital                  $  -2,315         $  -2,315

Deficit Accumulated during
development stage                           $  -7,837         $  -6,952
                                          -----------        ----------
TOTAL STOCKHOLDERS' EQUITY                  $  -4,152         $  -3,267
                                          -----------        ----------
TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY                             $   0             $   0
                                          -----------        ----------


            See accompanying notes to financial statements

                                 - 2 -

                           MUSIC ETC., INC.
                     (A Development Stage Company)
                        STATEMENT OF OPERATIONS
                           December 31, 2001




                              Year          Year           Sep. 20, 1993
                              Ended         Ended           (Inception)
                              December      December        to December
                              31, 2001      31, 2000        30, 2001

INCOME
Revenue                             $   0            $   0          $   0
                               ----------       ----------      ---------
TOTAL INCOME                        $   0            $   0          $   0
                               ----------       ----------      ---------
EXPENSES

General, Selling
and Administrative                $   885        $   3,000      $   7,837

Amortization                        $   0            $   0          $   0
                               ----------       ----------      ---------


TOTAL EXPENSES                    $   885        $   3,000      $   7,837

NET PROFIT (LOSS)                 $  -885        $  -3,000      $  -7,837
                               ----------       ----------      ---------
NET PROFIT (LOSS)
PER SHARE                       $   (NIL)            (NIL)          (NIL)
                               ----------       ----------      ---------

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING               6,000,000        6,000,000      6,000,000





            See accompanying notes to financial statements

                                 - 3 -
                           MUSIC ETC., INC.
                     (A Development Stage Company)
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                           December 31, 2001



                              Common Stock
                                                                 (Deficit)
                       Number                      Additional    Accumu-
                       of                          paid-in       lated
                       Shares        Amount        Capital       Deficit

Balance,
December 31, 1996               20         $  200            $0       $  -200

April 7, 1997
Issued for cash             24,980       $  3,485            $0     $  -3,485
                        ----------     ----------     ---------    ----------
Balance Dec 31, 1997        25,000       $  3,685            $0     $  -3,685

Net Loss
December 31, 1998                                                        $  0

Changed from no par
Value to $0.001
September 21, 1999       $  -3,660       $  3,660

Forward Stock Split
240 to 1
September 21, 1999       5,975,000       $  5,975     $  -5,975

Net Loss,
December 31, 1999                                                     $  -267
                                                                   ----------
Balance, Dec. 31, 1999   6,000,000         $6,000     $  -2,315     $  -3,952

Net loss
December 31, 2000                                                   $  -3,000
                                                                   ----------
Net loss
December 31, 2001                                                     $  -885
                                                                   ----------
Balance
December 31, 2001        6,000,000       $  6,000     $  -2,315     $  -7,837
                        ----------     ----------     ---------    ----------





            See accompanying notes to financial statements

                           Music Etc., Inc.
                     (A Development Stage Company)

                        STATEMENT OF CASH FLOWS
                           December 31, 2001

                              Year            Year           Sep 20,1993
                              Ended           Ended          (Inception)
                              Dec. 31,        Dec. 31,       to Dec. 31,
                              2001            2000           2001
Cash Flows from
Operating Activities

  Net Loss                          $  -885       $  -3,000     $  -7,837

  Adjustment to
  Reconcile net loss
  To net cash provided
   by operating
  Activities

  Amortization                         $  0            $  0          $  0
  Officers Advances                  $  885        $  3,000      $  4,152
                                 ----------      ----------     ---------

Net cash used in
Operating activities                   $  0            $  0     $  -3,685

Cash Flows from
Investing Activities                   $  0            $  0          $  0

CASH FLOWS FROM
FINANCING ACTIVITIES
Issue Common Stock                        0               0         3,685
                                 ----------      ----------     ---------
Net Increase
(Decrease) in cash                     $  0            $  0          $  0

Cash, Beginning
of period                                 0               0             0
                                 ----------      ----------     ---------
Cash, End of period                    $  0            $  0          $  0
                                 ----------      ----------     ---------







            See accompanying notes to financial statements

                           Music Etc., Inc.
                     (A Development Stage Company)

                     NOTES TO FINANCIAL STATEMENTS
                December 31, 2001 and December 31, 2000




NOTE 1 -ORGANIZATION AND ACCOUNTING POLICIES

     The Company was incorporated September 20, 1993 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company. The Company will develop a website charging subscribers a fee for each Internet music lesson.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Method

          The Company records income and expenses on the accrual method of accounting.

     Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and equivalents

          The Company maintains a cash balance in a non-interest bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 2001.

     Income Taxes

        Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                           Music Etc., Inc.
                     (A Development Stage Company)

                     NOTES TO FINANCIAL STATEMENTS
                December 31, 2001 and December 31, 2000


NOTE   2  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

     Reporting on Costs of Start-Up Activities

        In April 1998, the American Institute of Certified Public Accountants issued Statement of position 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities" which provides guidance on the financial reporting of start-up costs and organizational costs. It requires costs of start- up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle.

     Loss Per Share

        Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of December 31, 2001 the Company had no dilutive common stock equivalents such as stock options.

     Year End

          The Company has selected December 31st as its fiscal year end.

     Year 2000 Disclosure

          The year 2000 issue had no effect on the Company.

NOTE 3 - INCOME TAXES

     There is no provision for income taxes for the year ended
     December 31,2000. The Company's total deferred tax asset as of December 31, 2001 is as follows:

          Net operating loss carry forward              $6,952
          Valuation allowance                           $6,952
          Net deferred tax asset                        $    0

     The federal net operating loss carry forward will expire in 2017 to 2019.


                                  -7-
                           Music Etc., Inc.
                     (A Development Stage Company)

                     NOTES TO FINANCIAL STATEMENTS
                December 31, 2001 and December 31, 2000

NOTE 4 STOCKHOLDER'S EQUITY

     Common Stock

        The authorized common stock of the Company consists of 50/000,000 shares with a par value of $0.001 per share.

        On July 27, 1995 the Company issued 20 shares of its no par value common stock in consideration of $200 in cash to one of its directors.

        On July 27, 1997 the Company issued 24,980 shares of its no par value common stock in consideration of $5,996 in cash to three of its directors.

        On September 21, 1999 the State of Nevada approved the Company's restated Articles of Incorporation that increased
        its capitalization          from 25,000 common shares of no
        par value to 50,000,000 common shares with a par value of
        $0.001 and added 10,000,000 preferred shares with          a
        par value of $0.001.

        On September 21, 1999 the Company forward split its common stock 240:1 thus increasing the number of outstanding common
        shares from 25,000 to          6,000,000 shares.

     Preferred Stock

        The authorized preferred stock of the Company consists of 10,000,000 shares with a par value of $0.001 per share.

NOTE 5 GOING CONCERN.

        The Company's financial statements are prepared using generally accepted accounting principles applicable to a
        going concern, which contemplates          the realization of
        assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its
        operating costs and to allow it to          continue as a
        going concern.











                                  -8-

                           Music Etc., Inc.
                     (A Development Stage Company)

                     NOTES TO FINANCIAL STATEMENTS
                December 31, 2001 and December 31, 2000





NOTE 6 -RELATED PARTY TRANSACTIONS

     The Company neither owns nor leases any real or personal property. An officer of the Company provides office services
     without charge. Such costs are     immaterial to the financial
     statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 -WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 8 -OFFICER ADVANCES

     While the Company was seeking additional capital to advance its business plan, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free.






















                                  -9-